UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission FileNumber)	(IRS Employer Identification Number)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 7, 2013, Apollo Commercial Real Estate Finance, Inc. (the “Company”) and ACREFI Management, LLC (the “Manager”) entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and JMP Securities LLC to sell shares of the Company’s common stock, par value $0.01 per share, having aggregate sales proceeds of up to $100,000,000 (the “Shares”), from time to time, through an “at the market” equity offering program under which each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and JMP Securities LLC will act as sales agent and/or principal (each an “Agent” and together, the “Agents”).

Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, the shares of common stock offered by the Company under the Sales Agreement. The sales, if any, of the Shares made under the Sales Agreement will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Under the terms of the Sales Agreement, the Company also may sell Shares to each of the Agents, as principal for its own account, at a price per share to be agreed upon at the time of sale. If the Company sells Shares to any Agent, as principal, the Company will enter into a separate agreement with such Agent, as applicable, setting forth the terms of such transaction, and the Company will describe the agreement in a separate prospectus supplement or pricing supplement.

The Sales Agreement provides that each Agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of the Shares sold through it as sales agent under the Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreement, and may at any time suspend offers and sales under the Sales Agreement. Actual sales will depend on a variety of factors determined by the Company from time to time.

The Sales Agreement contains customary representations, warranties and agreements of the Company and the Manager, indemnification rights and obligations of the parties and termination provisions.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The preceding description is qualified in its entirety by reference to the Sales Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	ATM Equity OfferingSM Sales Agreement, dated May 7, 2013, between Apollo Commercial Real Estate Finance, Inc., ACREFI Management, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and JMP Securities LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 9, 2013

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

/s/ Stuart A. Rothstein
Stuart A. Rothstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	ATM Equity OfferingSM Sales Agreement, dated May 7, 2013, between Apollo Commercial Real Estate Finance, Inc., ACREFI Management, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and JMP Securities LLC.